AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                  PIONEER WINTHROP REAL ESTATE INVESTMENT FUND





         The undersigned, being at least a majority of the Trustees of Pioneer Winthrop Real Estate Investment Fund, a Delaware business trust (the "Trust"), acting pursuant to Article IX, Section 8 of the Declaration of Trust dated March 10, 1995 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective September 1, 1995:

         1. Section 1.1 of the Declaration is hereby deleted and replaced with the following:

                         Section 1.1 Name. The name of the Trust created hereby is "Pioneer Real Estate
                         Shares" (the "Trust").

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         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument this 31st day of August, 1995.

                                       /s/John F. Cogan, Jr.
                                       John F. Cogan, Jr.
                                       As Trustee and not individually


                                       /s/Richard H. Egdahl
                                       Richard H. Egdahl
                                       As Trustee and not individually


                                       /s/Margaret B. W. Graham
                                       Margaret B. W. Graham
                                       As Trustee and not individually


                                       /s/Stephen J. Kasnet
                                       Stephen J. Kasnet
                                       As Trustee and not individually


                                       /s/John W. Kendrick
                                       John W. Kendrick
                                       As Trustee and not individually


                                       /s/Marguerite A. Piret
                                       Marguerite A. Piret
                                       As Trustee and not individually


                                       /s/David D. Tripple
                                       David D. Tripple
                                       As Trustee and not individually


                                       /s/Stephen K. West
                                       Stephen K. West
                                       As Trustee and not individually


                                       /s/John Winthrop
                                       John Winthrop
                                       As Trustee and not individually